SHARE EXCHANGE AGREEMENT

THIS SHARE EXCHANGE AGREEMENT (this “Agreement”) effective this 25 day of January, 2016 is by and between INDIE GROWERS ASSOCIATION, a Nevada corporation (“Buyer”) and the below listed shareholders of TEASCOM UK LIMITED below (the “Sellers”).

W  I  T  N  E  S  S  E  T  H :

WHEREAS the Sellers are the beneficial owners of 100% of the all the outstanding shares (the “Shares”) of TEASCOM UK LIMITED, a corporation established under the laws of the United Kingdom (the “Company” or “Teascom”) to sell the Shares to Buyer, a publicly traded company, and Buyer desires to purchase the Shares from Sellers upon the terms and subject to the conditions hereinafter set forth.

The Shares of the Company are held as follows:

Flitwick Ltd.	11,111 common shares
John Liwosz	10,000 common shares
Michael Neville	24,000 common shares
MEK Investments Inc.	33,000 common shares
Secure Channels SA	33,000 common shares
TOTAL	111,111 common shares

AND WHEREAS Teascom is the registered and beneficial owner of a variety of assets that are necessary for conducting the business of the Company, the sufficiency and title of which has been verified by the Buyer.

THEREFORE, the parties hereto agree as follows:

1.

Stock Consolidation.  The Buyer agrees to affect a 1-for-100 reverse stock split of the Buyer’s common shares such that for each 100 shares, or portion thereof, held by a shareholder of the Buyer prior to the effective date will receive in exchange 1 new share of the Buyer on the effective date.

2.

Board of Directors.  The Buyer shall appoint two persons selected by the Sellers to the Buyer’s Board of Directors.

3.

Purchase, Sale and Transfer of Shares.  Upon the terms and subject to the conditions of this Agreement, Sellers agree to sell to Buyer and Buyer agrees to purchase from Seller, 100% of the outstanding Shares of the Teascom in exchange for 50,000,000 post consolidation restricted shares of common stock of the Buyer issued to the Seller at a deemed price of $0.01 per share for a total purchase value of $500,000. The Shares shall be issued pro-rata to their Teascom has follows:

Flitwick Ltd.	5,000,000 common shares
John Liwosz	4,500,000 common shares
Michael Neville	10,800,000 common shares
MEK Investments Inc.	14,850,000 common shares
Secure Channels SA	14,850,000 common shares
TOTAL	50,000,000 common shares

4.

Closing.  The Closing shall be on or before April 15th, 2016 (the “Closing Date”) however at any time prior to the Closing Date, either party may terminate this agreement for any reason without penalty.

5.

Representation and Warranties of the Sellers. Seller makes the following representations and warranties to Buyer with respect to the Company as of the date hereof (except to the extent expressly relating to a specific date, in which event such representation or warranty shall be made as of such date), which shall be unaffected by any investigation heretofore or hereafter made by or on behalf of Buyer:

Corporate Existence and Power.  The Company is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all corporate powers required to carry on its business as now conducted.

Corporate Authorization.   The execution, delivery and performance by the Sellers of this Agreement, and the consummation by the Sellers and the Company of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate and shareholder action by each of the Sellers and the Company.  The Sellers and the Company have full power and authority to execute and deliver this Agreement and to perform its obligations hereunder.

Governmental Authorization.  The execution, delivery and performance by the Seller of this Agreement and the consummation by the Sellers of the transactions contemplated hereby require no action by or in respect of, or filing with, any Governmental Authority.

Noncontravention.   The execution, delivery and performance by the Seller of this Agreement and the consummation by the Sellers and the Company of the transactions contemplated hereby and thereby do not and will not  contravene or conflict with the certificates or articles of incorporation or bylaws of the Seller or the Company;  contravene or conflict with or constitute a violation of any provision of any Law binding upon or applicable to the Seller or the Company or any of their respective properties or assets;  result in a violation or a breach of, or constitute a default or require any consent under or give rise to a right of termination, cancellation or acceleration of any right or obligation of the Company or to a loss of any benefit to which the Company is entitled under any provision of any note, bond, mortgage, indenture, lease, agreement, contract, obligation or other instrument to which the Company is bound, or any license, franchise, permit or other similar authorization held by the Company; or  result in the creation or imposition of any Lien on any asset of the Company, except for any Permitted Liens.

Capitalization.   All outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid, nonassessable and free from preemptive rights.  Except as set forth in this Section 3, there are no outstanding  shares of capital stock or other voting securities of or other ownership interests in the Company; securities of the Company convertible into or exchangeable for shares of capital stock or voting securities of or other ownership interests in the Company; or  options or other rights to acquire from the Company, or any obligation of the Company to issue, transfer or sell, any capital stock or voting securities of or other ownership interests in the Company or securities convertible into or exchangeable for capital stock or voting securities of or other ownership interests in the Company (the items being referred to collectively as the “Company Securities”).  There are no outstanding obligations of the Company to repurchase, redeem or otherwise acquire any Company Securities.  The Company does not have any Subsidiaries.

Ownership of Shares.   The Sellers are the record and beneficial owner of the Shares, free and clear of any Lien, and will transfer and deliver to Buyer at the Closing valid title to the Shares, free and clear of any Lien.

Permits and Compliance.   The Company is in uncontested owner of all intellectual property, patents, trademarks, authorizations, licenses, permits, consents, certificates, approvals, clearances and orders of any Governmental Authority necessary for the Company to develop its cryptographic technology.

Financial Statements.   The Company has accountant-prepared Financial Statements, and will provide auditable financial statements within 75 days of the date of this Agreement (collectively, the “Financial Statements”).

Books and Records.   The books of account, minute books and stock record books of the Company are complete and correct in all material respects and have been maintained in accordance with reasonable and customary business practices.  The minute books of the Company contain records that are complete and correct in all material respects of all meetings of, and corporate action taken by (including all actions by unanimous written consent), the shareholders and directors of the Company since inception.  True and complete copies of all minute books and all stock record books of the Company have heretofore been made available to Buyer.

No Undisclosed Material Liabilities.  There are no liabilities or obligations of the Company of any kind, other than:

a.

liabilities or obligations disclosed or provided for in the Balance Sheet or the notes thereto;

b.

liabilities or obligations incurred in the ordinary course of business since the Balance Sheet Date

c.

liabilities or obligations under this Agreement; and

d.

other liabilities or obligations which in the aggregate would not have a material adverse effect on the Company.

Litigation.   As of the date of this Agreement, there is no judicial or administrative action, suit or proceeding pending, or to the knowledge of Seller, threatened against the Company or relating to the Business, any of the Company’s properties or any of the officers or directors of such companies before any court or arbitrator or before or by any Governmental Authority.

Taxes.   The Company has also separately filed all material tax returns that it was required to file for each taxable period.  All such tax returns were timely filed, correct and complete in all material respects and were prepared in substantial compliance with all applicable laws and regulations.  The Company has paid all material taxes shown or required to be shown on such tax returns. There are no Liens for taxes (other than taxes not yet due and payable) upon any of the assets of the Company. The Company has withheld and paid all employment, sales, use and other taxes required to have been withheld and paid in connection with any amounts paid or owing to any employee, independent contractor, creditor or other third party.

Environmental Matters.   No complaint has been filed, no penalty has been assessed, and no third-party investigation, claim, suit, proceeding or review is pending or is threatened by any Governmental Authority or other Person against the Company and, in each case, alleging or relating to any violation by the Company of any Environmental Law.

Compliance With Laws and Court Orders. The Company is in compliance with all, and is not under investigation with respect to applicable Laws.

Employee Matters.  The Company is in compliance in all material respects with all applicable Laws respecting employment and employment practices, terms, and conditions of employment, and wages and hours and is not engaged in any unfair labor practice.

Title to Assets; Liens.  The Company has good title to all the properties and assets reflected in the Balance Sheet and all assets purchased by the Company since the Balance Sheet Date free and clear of all liens.  At the time of the Closing, the assets of the Company shall be adequate in all material respects to allow Buyer at such time to conduct the Business substantially as it is currently being conducted.

Material Contracts.    The Company is not a party to or bound by any agreement or contract except as disclosed. Each agreement, contract, plan, lease, arrangement or commitment required to be disclosed pursuant to this Section (collectively, “Material Contracts”) is a valid and binding agreement of the Company and is in full force and effect, and none of the Company or, to the Knowledge of Seller, any other party thereto is in default or breach in any respect under the terms of any such agreement, contract, plan, lease, arrangement or commitment.

Intellectual Property.    The Company’s Intellectual Property is not subject to any outstanding judgment, injunction, order, decree or agreement restricting the use thereof by the Company or restricting the licensing thereof by the Company to any Person. Except as expressly disclosed to Buyer, the Company has the sole and exclusive right to use the Company Intellectual Property Rights, and no consent of any third party is required for the use thereof by the Company following Closing.  To the Knowledge of Seller, no claims have been asserted by any person challenging the use of any Company’s Intellectual Property rights, or challenging or questioning the validity or effectiveness of any such license or agreement. No additional Intellectual Property Rights other than the Company’s Intellectual Property are necessary or material to the conduct of the Business.

5.

Representations and Warranties of Buyer.  Buyer hereby makes the following representations and warranties to the Sellers as of the date hereof (except to the extent expressly relating to a specific date, in which event such representation or warranty shall be made as of such date), which shall be unaffected by any investigation heretofore or hereafter made.

Corporate Existence and Power.  Buyer is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all corporate powers required to carry on its business as now conducted.

Corporate Authorization.   The execution, delivery and performance by Buyer of this Agreement and each Related Agreement to which it is a party and the consummation by Buyer of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate and shareholder action by Buyer.  Buyer has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder.

Governmental Authorization.  The execution, delivery and performance by Buyer of this Agreement and each Related Agreement and the consummation by Buyer of the transactions contemplated hereby and thereby require no action by or in respect of, or filing with, any Governmental Authority

Noncontravention.   The execution, delivery and performance by Buyer of this Agreement and the consummation by Buyer of the transactions contemplated hereby do not and will not  contravene or conflict with the articles of incorporation or bylaws of Buyer,  assuming compliance with the matters referred to in Section 4, contravene or conflict with or constitute a violation of any provision of any Law binding upon or applicable to Buyer,  result in a violation or a breach of, or constitute a default or require any consent under or give rise to a right of termination, cancellation or acceleration of any right or obligation of Buyer or to a loss of any benefit to which Buyer is entitled under any provision of any note, bond, mortgage, indenture, lease, agreement, contract, obligation or other instrument to which Buyer is bound, or any license, permit or other similar authorization held by Buyer.

Litigation.  As of the date of this Agreement, there is no judicial or administrative action, suit or proceeding pending, or to the knowledge of Buyer, threatened against Buyer before any Governmental Authority which in any manner challenges or seeks to prevent, enjoin, alter or materially delay the transactions contemplated by this Agreement.

6.

Covenants of the Sellers.  Each of the Sellers agrees that:

Conduct of the Company.  Except as expressly contemplated by this Agreement or as otherwise consented to by Buyer in writing, during the period from the date hereof and continuing, each of the Sellers shall cause the Company to:

a.

conduct its business in the usual, regular and ordinary course consistent with past practices;

b.

not mortgage, pledge, sell or dispose of any assets with a value of $3,000 or more in the aggregate, and not waive, release, grant, transfer or permit to lapse any Company rights of value in excess of $5,000 in the aggregate;

c.

comply in all material respects with all provisions of any Material Contracts to which the Company is a party;

d.

not enter into any agreement or understanding with any other Person outside of the ordinary course of business consistent with past practices involving expenditures in excess of $3,000 in the aggregate or involving terms of duration or commitments in excess of 3 months;

e.

not enter into any agreement or understanding with any other Person containing any exclusivity, non-competition or similar provisions that would materially restrict the ability of the Company to compete; and

f.

not adopt or propose any change in its organizational structure including changes to its bylaws.

Confidentiality. After the Closing, Seller will hold, and will use their best efforts to cause their respective officers, directors, employees, accountants, counsel, consultants, advisors and agents to hold, in confidence, unless compelled to disclose by judicial or administrative process or by other requirements of law, all confidential documents and information concerning the Company, except to the extent that such information can be shown to have been  previously known on a nonconfidential basis by either Seller,  in the public domain through no fault of Sellers or their Affiliates or  later lawfully acquired by any Seller from sources other than those related to its prior ownership of the Company.  The obligation of Sellers and their Affiliates to hold any such information in confidence shall be satisfied if they exercise the same care with respect to such information as they would take to preserve the confidentiality of their own similar information.

Access to Information. On and after the Closing Date, Seller will afford, promptly to Buyer and its agents reasonable access to its books of account, financial and other records (including accountant’s work papers), information, employees and auditors to the extent reasonably necessary for Buyer in connection with any audit, investigation, dispute or litigation (other than any dispute or litigation involving either of the Sellers) relating to the Business; provided that any such access by Buyer shall be conducted during normal business hours and shall not unreasonably interfere with the conduct of the business of the Sellers, Buyer shall bear all of the out-of-pocket costs and expenses (including reasonable attorneys’ fees, but excluding reimbursement of Seller for general overhead, salaries and employee benefits) reasonably incurred in connection with the foregoing.

Notices of Certain Events.  From the date hereof, Seller shall promptly notify Buyer of any actions, suits, claims, investigations or proceedings commenced against the Company or in respect of which the Company has an indemnification obligation and as to which Sellers have knowledge that, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to this Agreement.

7.

Covenants of Buyer.  Buyer agrees that:

Confidentiality.  Prior to the Closing Date and after any termination of this Agreement, the Buyer will hold, and will use their best efforts to cause their respective officers, directors, employees, accountants, counsel, consultants, advisors and agents to hold, in confidence all confidential documents and information concerning the Company furnished to Buyer in connection with the transaction contemplated by this Agreement.

8.

Covenants of the Buyers and the Sellers.  Buyer and the Sellers agree that:

Best Efforts.   Subject to the terms and conditions of this Agreement, Buyer and the Sellers will use their best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary or desirable under applicable laws and regulations to consummate the transactions contemplated by this Agreement.  Seller and Buyer shall, and the Sellers shall cause the Company prior to the Closing, and Buyer shall cause the Company after the Closing, to execute and deliver such other documents, certificates, agreements and other writings and to take such other actions as may be necessary or desirable in order to consummate or implement expeditiously the transactions contemplated by this Agreement.

Public Announcements.  The parties agree to consult with each other before issuing any press release or making any public statement with respect to this Agreement or the transactions contemplated hereby and, except for any press releases and public announcements the making of which may be required by applicable law or any listing agreement with any national securities exchange, will not issue any such press release or make any such public statement prior to such consultation.

9.

Conditions at Closing.

Conditions to Obligations of Buyer and the Sellers.  The obligations of Buyer and the Sellers to consummate the Closing are subject to the satisfaction of the following conditions:

a.

no provision of any Law shall prohibit the consummation of the Closing; and

b.

there shall not be in effect any Law enacted, enforced, promulgated, issued or deemed applicable to the transactions contemplated hereby of any Governmental Authority that makes illegal or otherwise materially restrains or prohibits the consummation of the transactions contemplated hereby.

Conditions to Obligation of Buyer.   The obligation of Buyer to consummate the Closing is subject to the satisfaction of the following further conditions:

a.

the Seller shall have performed or complied with in all material respects all of the covenants and agreements required to be performed by it on or prior to the Closing Date under this Agreement, and the representations and warranties of the Seller set forth in this Agreement shall be true at and as of the Closing Date as if made at and as of such time (except as to any representation or warranty which speaks as of a specific date, which must be true as of such date;

b.

there shall not have occurred any material event after the date hereof which is continues on the Closing Date; and

c.

Buyer shall have received all documents it may reasonably request relating to the existence of the Seller and the authority of the Seller for this Agreement, all in form and substance reasonably satisfactory to Buyer.

Conditions to Obligation of the Sellers.  The obligation of the Sellers to consummate the Closing is subject to satisfaction of the following further conditions:

a.

Buyer shall have performed or complied with in all material respects all of the covenants and agreements required to be performed by it on or prior to the Closing Date under this Agreement, and the representations and warranties of Buyer set forth in this Agreement shall be true at and as of the Closing Date as if made at and as of such time (except as to any representation or warranty which speaks as of a specific date, which must be true as of such date); and

b.

the Sellers shall have received all documents it may reasonably request relating to the existence of Buyer and the authority of Buyer for this Agreement, all in form and substance reasonably satisfactory to the Sellers.

10.

Survival.   Except as specifically set forth below, the representations and warranties of the parties hereto contained in this Agreement or in any certificate or other writing delivered pursuant hereto or in connection herewith shall survive the Closing until the first anniversary of the Closing Date.  The covenants and agreements of the parties hereto contained in this Agreement or in any certificate or other writing delivered pursuant hereto or in connection herewith shall survive the Closing indefinitely or for the shorter period explicitly specified therein, except that for such covenants and agreements that survive for such shorter period, breaches thereof shall survive indefinitely or until the latest date permitted by law.  Notwithstanding the preceding sentences, any breach of representation, warranty, covenant or agreement in respect of which indemnity may be sought under this Agreement shall survive the time at which it would otherwise terminate pursuant to the preceding sentences, if notice of the inaccuracy or breach thereof giving rise to such right of indemnity shall have been given to the party against whom such indemnity may be sought prior to such time.

11.

Indemnification.   Effective at and after the Closing, Seller hereby indemnifies Buyer and its Affiliates against and agrees to hold each of them harmless from any and all damage, loss and expense (including reasonable expenses of investigation and reasonable attorneys’ fees and expenses and any fines or penalties imposed) (“Damages”, which shall not include amounts subject to indemnification by the Sellers) actually suffered by Buyer or any of its Affiliates arising out of any misrepresentation or breach of representation or warranty (each such misrepresentation and breach, a “Warranty Breach”) or breach of covenant or agreement made or to be performed by the Sellers pursuant to this Agreement.

Effective at and after the Closing, Buyer hereby indemnifies Seller and its Affiliates against and agrees to hold each of them harmless from any and all Damages actually suffered by the Sellers or any of its Affiliates arising out of any Warranty Breach or breach of covenant or agreement made or to be performed by Buyer pursuant to this Agreement.

The party seeking indemnification under Section 10 (the “Indemnified Party”) agrees to give prompt notice to the party against whom indemnity is sought (the “Indemnifying Party”) of the assertion of any claim, or the commencement of any suit, action or proceeding (“Claim”) in respect of which indemnity may be sought under such Section and will provide the Indemnifying Party such information with respect thereto that the Indemnifying Party may reasonably request. The failure to so notify the Indemnifying Party shall not relieve the Indemnifying Party of its obligations hereunder, except to the extent such failure shall have adversely affected the Indemnifying Party.

The Indemnifying Party shall be entitled to participate in the defense of any Claim asserted by any third party (“Third Party Claim”) and, subject to the limitations set forth in this Section, shall be entitled to assume the control of and appoint lead counsel for such defense, in each case at its expense.

If the Indemnifying Party shall assume the control of the defense of any Third Party Claim in accordance with the provisions of this Section 10, the Indemnifying Party shall obtain the prior written consent of the Indemnified Party (which shall not be unreasonably withheld, delayed or conditioned) before entering into any settlement of such Third Party Claim, but only if the settlement does not release the Indemnified Party from all liabilities and obligations with respect to such Third Party Claim or if the settlement imposes injunctive or other equitable relief against the Indemnified Party, and  the Indemnified Party shall be entitled to participate in the defense of such Third Party Claim and to employ separate counsel of its choice for such purpose.  The fees and expenses of such separate counsel shall be paid by the Indemnified Party.  The Indemnifying Party shall have no indemnification obligations with respect to any Third Party Claim that shall be settled by the Indemnified Party without the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld, delayed or conditioned.

Each party shall cooperate, and cause their respective Affiliates to cooperate, in the defense or prosecution of any Third Party Claim and shall furnish or cause to be furnished such records, information and testimony, and attend such conferences, discovery proceedings, hearings, trials or appeals, as may be reasonably requested in connection therewith.  The Indemnified Party shall keep the Indemnifying Party fully informed of the defense of any Third Party Claim conducted by such Indemnified Party.

Each Indemnified Party shall use reasonable efforts to collect any amounts available under insurance coverage, or from any other Person alleged to be responsible for any Damages payable under this Section.

Notwithstanding anything in this Agreement to the contrary, the rights of the parties to indemnification based on the representations and warranties set forth in this Agreement shall not be affected by any investigation conducted with respect to, or any knowledge acquired (or capable of being acquired) about the accuracy or inaccuracy of or compliance with, any such representation or warranty.

12.

Termination. This Agreement may be terminated unilaterally by either party at any time prior to the Closing. In the event of termination, such termination shall be without liability of any party (or any stockholder, director, officer, employee, agent, consultant or representative of such party) to any other party to this Agreement.

13.

Other Provisions:

Notices.  All notices and other communications hereunder shall be in writing (including facsimile transmission, with confirmation of receipt) and shall be deemed to have been duly given  when delivered personally or by facsimile,  when received by the addressee, if sent by Express Mail, Federal Express or other express delivery service (receipt requested), or  three business days after being sent by registered or certified mail, return receipt requested, in each case to the other party at the following addresses (or to such other address for a party as shall be specified by like notice, provided that notices of a change of address shall be effective only upon receipt thereof) provided that any communication by facsimile shall be confirmed by a copy sent via overnight mail to the physical address of the recipient set forth above.  All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5 p.m. in the place of receipt and such day is a Business Day in the place of receipt.  Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding Business Day in the place of receipt.

Amendments and Waivers.   Any provision of this Agreement may be amended or waived only if such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement, or in the case of a waiver, by the party against whom the waiver is to be effective.

No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

Expenses.  Except as otherwise provided herein, all costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense.

Successors and Assigns.   The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of each other party hereto.

Governing Law.   This Agreement shall be governed by and construed in accordance with the laws and courts of the State of Nevada, without regard to the conflicts of law rules of such country.

Jurisdiction.  The parties hereto agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought in the State of Nevada. In any such suit, action or proceeding each party irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

Counterparts.  This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.  No provision of this Agreement is intended to confer any rights, benefits, remedies, obligations or liabilities hereunder upon any Person other than the parties hereto and their respective successors and assigns.

Entire Agreement.  This Agreement constitutes the entire agreement between the parties with respect to the subject matter of this Agreement and supersedes all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter of this Agreement.

Severability.  If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic and legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party.  Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

BUYER

/s/ Robert Coleridge

____________________________________

Robert Coleridge, President

Indie Growers Association

SELLERS

/s/ Sam Malin

/s/ John Coleridge

____________________________________

_______________________________

Authorized Signatory

John Coleridge, President

Flitwick Ltd.

MEK Investments Inc.

/s/ Sam Malin

/s/ Malcolm Hutchison

____________________________________

_______________________________

John Liwosz (by his Authorized Signatory)

Malcolm Hutchison, Director

Secure Channels SA

/s/ Michael Neville

____________________________________

Michael Neville

COMPANY

/s/ Michael Neville

____________________________________

Michael Neville, Director

Teascom UK Limited